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                                                                    EXHIBIT 5.1
                             [SF & D LETTERHEAD]

                                                                       5750-70-A
                             September 20, 1996

Banyan Mortgage Investment Fund
150 South Wacker Drive
Suite 2900
Chicago, Illinois  60606

         Re:     Banyan Mortgage Investment Fund
                 Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Banyan Mortgage Investment Fund, a Delaware corporation (the "Company"), in connection with: (a) the proposed merger (the "Merger") of RGI U.S. Holdings, Inc. ("RGI/US") with and into the Company, pursuant to the terms of the Agreement and Plan of Merger dated as of April 12, 1996 as amended and restated as of May 20, 1996 and as further amended as of September 17, 1996 (the "Merger Agreement") by and among the Company, RGI/US and RGI Holdings, Inc. ("RGI Holdings"); and (b) the preparation and filing of a combined Registration Statement on Form S-4 dated September 20, 1996 and Proxy Statement (together with all annexes and exhibits thereto, collectively, the "Registration Statement"), with the Securities and Exchange Commission and relating to the registration of 4,386,986 shares of the Company's common stock, par value $0.01 (the "Shares"). All of the Shares will be issued by the Company to RGI Holdings, the sole stockholder of RGI/US, in connection with the Merger. This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Registration Statement.

         For purposes of this opinion, we have reviewed the Registration Statement and have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the Bylaws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. In rendering our opinion, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

         Our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

         We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware, all as currently in effect.

         On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Shares, when issued to RGI Holdings in accordance with the terms and conditions of, and for the consideration set forth in, the Merger Agreement, will be duly authorized validly issued, fully-paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

                                        Respectfully submitted,



                                        SHEFSKY FROELICH & DEVINE LTD.

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